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                   ACC CONSUMER FINANCE CORPORATION
                       1995 STOCK OPTION PLAN

     1.   Purpose and Scope.

          The purposes of this 1995 Stock Option Plan ("Plan") of ACC Consumer Finance Corporation, a Delaware corporation ("Company"), are to encourage stock ownership by employees of the Company and its subsidiaries, to provide an incentive for such employees to improve the profits of the Company and its subsidiaries, and to assist the Company in attracting, retaining and motivating employees by providing them with an opportunity to participate in the Company's growth through stock ownership.

          Options granted under this Plan may be either nonqualified options or incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

     2.   Definitions.

          Unless otherwise required by the context:

          2.1 "Board" shall mean the Board of Directors of the Company.

          2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          2.3 "Committee" means the Compensation Committee of the Board of Directors consisting of two or more members of the Board who are "outside directors" as defined in the Internal Revenue
Service regulations promulgated or proposed under Section 162(m) of the Code.

          2.4  "Company" shall mean ACC Consumer Finance
Corporations, a Delaware corporation.

          2.5 "Consultant" shall mean any consultant or advisor to the Company who provides consulting or advisory services other than services connected with the offer or sale of securities in a capital-raising transaction.

          2.6 "Exercise Price" shall mean the price for which one share of Stock may be purchased upon exercise of an Option, as determined in Section 6 below and as specified in the applicable
Stock Option Agreement.

          2.7 "Fair Market Value" shall mean, if the Common Stock is designated for trading on the Nasdaq National Market, the closing price of the Stock in Nasdaq National Market on the date in issue as quoted in the Wall Street Journal, unless the Committee in good faith determines that another amount is the fair market value. If the Common Stock is not designated for trading on the Nasdaq National Market on the date in issue, then the fair market value shall be the amount determined in good faith by the Committee.
Such determination shall be conclusive and binding on all persons.

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          2.8  "ISO" shall mean an employee incentive stock option
described in Section 422(b) of the Code.

          2.9 "Nonqualified Option" shall mean any Option not described in Sections 422(b) or 423(b) of the Code.

          2.10 "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

          2.11 "Participant" shall mean an officer or employee of the Company or of any subsidiary of the Company, or Consultant to whom an Option is granted under the Plan.

          2.12 "Permanent Disability" shall mean that Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or that has lasted, or can be expected to last, for a continuous period of not less than one year.

          2.13 "Plan" shall mean this ACC Consumer Finance
Corporation 1995 Stock Option Plan.

          2.14 "Stock" shall mean the common stock of the Company, .001 par value.

          2.15 "Stock Option Agreement" shall mean the agreement between the Company and the Participant that contains the terms, conditions and restrictions pertaining to Participant's Option.

     3.   Administration.

          The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The acts of a majority of the Committee members present at meeting as which a quorum is present, or acts approved in writing by all Committee members, shall be valid acts of the Committee. The Committee shall be responsible for the operation of the Plan and for determining to whom Options are granted under the Plan and the timing, prior vesting schedule, performance based conditions on granting and/or vesting, and amount of Options granted under the Plan, and for providing certification that performance goals have been attained. The interpretation and construction of any provision of the Plan by the Committee shall be final. In the absence of a Committee, the Plan shall be administered by the Board of Directors in the same manner and with the same authority as the Committee. No member of the Board or the Committee shall be liable for any action or determination made by such member in good faith.

     4.   Eligibility.

          The Committee may grant Options to any employee or officer of the Company or its subsidiaries or any Consultant. No nonemployee director of the Company or its subsidiaries is eligible to participate in the Plan. Options may be awarded by the Committee at any time and from time-to-time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Options granted at different times need not contain similar provisions.

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     5.   Stock to be Optioned.

          5.1 Number of Shares. Subject to the provisions below, the maximum number of shares of Stock that may be optioned or sold under the Plan is 450,000 shares. Such shares may be authorized but unissued shares or outstanding shares acquired in the market or from private sources. In the event any shares of Stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, such shares again shall become available for issuance under the Plan. Notwithstanding the foregoing, to the extent required by Section 260.140.45 of the Rules of the California Corporations Commissioner or a replacement or successor rule, the total number of Shares that may be optioned or sold under the Plan together with all other shares of the Company's common stock subject to outstanding options (excluding options excludable under such rule), bonus plans and similar plans shall not exceed 30% of the outstanding shares of common stock of the Company (treating as outstanding convertible preferred or senior common stock).

          5.2 Incentive Stock Options. Only common-law employees of the Company or a subsidiary of the Company shall be eligible for grants of ISOs.

          5.3 Nonqualified Options. all eligible Participants in the Plan may be granted Nonqualified Options, subject to the provisions of Section 16 hereof.

          5.4  Corporate Events.

               (a) In the event of any stock dividend, stock split, exchange of shares, recapitalization, subdivision or consolidation of shares, or other similar transaction, the number of shares subject to each outstanding Option, and the Exercise Price per share, shall be proportionately adjusted, and any other appropriate changes in the Options outstanding shall be made by the Committee, whose determination as to any such matters shall be conclusive.

               (b) In the event the Company shall be a party to a transaction involving a sale of substantially all of its assets or a merger or a consolidation in which the Company will not be the surviving corporation, then the vesting date of all unexercised Options shall accelerate automatically to the business day that is 30 days preceding the effective date of the transaction and all unexercised Options may be cancelled by the Company as of the effective date of any such transaction by giving written notice to the holders thereof of its intention to do so and by permitting the exercise in full, during the 30-day period preceding the effective date of such transaction, of all partly or wholly unexercised Options. If the unexercised Options are assumed by the surviving corporation, then any Options so assumed shall be immediately exercisable and fully vested (whether or not such Options were by their terms then exercisable).

               (c) In the case of dissolution of the Company (other than a dissolution following a sale of substantially all of the Company's assets), every Option outstanding shall terminate; provided, however, that the Participant shall have 30 days prior written notice of such event, during which time the Participant shall have the right to exercise any partly or wholly unexercised Option in full (whether or not such Options were by their terms then exercisable).

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     6.   Exercise Price.

          Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except that the Exercise Price of an ISO granted to a 10% shareholder of the Company shall not be less than 110% of the Fair Market Value of a Share on the date of grant. The Exercises Price of a Nonqualified Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8 below.

     7.   Terms and Conditions of Options.

          Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by Stock Option Agreements in such form as the Committee shall from time-to-time approve. Such agreements shall comply with and be subject to the following terms and conditions:

          7.1 Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with
Section 5.4(a). The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonqualified Option. Without limiting the foregoing, the maximum number of Shares of Stock that may be optioned under the Plan to any Participant during any three year period shall be 75,000.

          7.2 Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

          7.3 Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. An Option shall become exercisable at least as rapidly as set forth in the following schedule:

       Anniversary of       Percentage of Shares
       Date of Grant            Exercisable

       First                        25%
       Second                       50%
       Third                        75%
       Fourth                      100%

          Subject to the preceding sentence, the vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement (or amendment thereof) may provide for accelerated exercisability in the event of the Participant's death or Permanent Disability and shall provide for accelerated exercisability in accordance with Section 5.4 above.

          7.4 Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Committee at its sold discretion shall determine when an Option is to expire. The term of this Plan shall be 10 years from the date the Plan is adopted by the Board.

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          7.5  Nontransferability.  No Option shall be transferable
by the Participant other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by him or by his guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          7.6 No Rights as a Stockholder. A Participant, or a transferee of an Participant, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 5.4(a) above.

          7.7 No Fractional Shares/100 Share Minimum. No Option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the preceding sentence. No fewer than one hundred (100) shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option.

          7.8 Exercise Procedures. Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for shares of Stock shall be made in full at the time that an Option, or any part thereof, is exercised.

          7.9 Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

     8.   Payment.

          8.1 General Rule. The full Exercise Price of Shares issued under the Plan shall be payable in cash or certified or cashier's check at the time when such Shares are purchased, except as provided in Sections 8.2 and 8.3 below. Promptly after the exercise of an Option and the payment of the full Exercise Price, the Participant shall be entitled to the issuance of a stock certificate evidencing ownership of such Stock.

          8.2 Surrender of Stock. Tot he extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Participant or his representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          8.3 Exercise/Sale. To the extent that a Stock Option Agreement so provides or in the sole discretion of the Committee, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

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     9.   Termination of Employment.

          9.1 Termination of Service (Except by Death). If a Participant's service as an employee or officer of the Company or of a subsidiary terminates for any reason other than his death, then his Option (s) shall expire on the earlier of the following occasions.

               (1)  The expiration date set forth in the
Participant's Stock Option Agreement; or

               (2) The date 90 days after the termination of service for any reason other than Permanent Disability; or

               (3) The date 12 months after the termination of service by reason of Permanent Disability.

The Participant may exercise all or part of his Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option (s) had become exercisable before his service terminated. The balance of such Option(s) shall lapse when the Participant's service terminates.

          9.2 Leaves of Absence. For purposes of Section 9.1 above, service shall be deemed to continue while the Participant is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, service shall not be deemed to continue beyond the first 90 days of such leave, unless the Participant's reemployment rights are guaranteed by statute or by contract.

          9.3 Death. If a Participant dies while employed by the Company or any of its subsidiaries or while serving as an officer of the Company or any of its subsidiaries or within one year after cessation of employment or service as an officer due to Permanent Disability or within three months after cessation of employment for any reason other than Permanent Disability, and without having fully exercised such Participant's Options, the executors or administrators, or legatees or heirs, of the Participant's estate shall have the right to exercise such Options at any time within one year after the death of the Participant to the extent that such deceased Participant was entitled to exercise the Options on the date of death, unless such Options would expire pursuant to the their terms at an earlier date, in which case such Options shall remain exercisable only until the earlier expiration date.

     10.  No Obligations to Exercises Option.

          The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

    11.   Agreement and Representation of Employees.

          As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     12.  Legend.

          The certificates evidencing the Stock acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the Participant's Stock Option Agreements and the Company may place a stop transfer order with its transfer agent against the transfer of such shares of Stock.

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     13.  Legal Requirements.

          The obligation of the Company to issue or transfer Stock under the Options shall be subject to all applicable laws, regulations, rules and approvals, including, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company, the qualification of the Options and the Stock reserved for issuance upon exercise of Options under the California Corporate Securities Law and satisfaction of any withholding obligation in accordance with
Section 7.2 above.

     14.  No Employment Obligation.

          The granting of an Option shall not impose any obligation on the Company to continue to employ the Participant or to retain the Participant's services for any period of time.

     15.  Reservation of Shares of Stock.

          The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

     16.  Establishment and Satisfaction of Pre-Established
Performance Goals.

          Notwithstanding any other provision of this Plan, (a) the Committee may, in its sole discretion, require that, in connection with the proposed grant of a Nonqualified Option, the grant, vesting and/or exercisability of such Nonqualified Option shall be subject to satisfaction of pre-established, objective performance goals, as determined by the Committee, in accordance with the Internal Revenue Service regulations promulgated or proposed under Code Section 162(m), and (b) in the event the Committee establishes such requirement, the material terms of the performance goals shall be disclosed to, and approved by, the Company's stockholders prior to the grant of such Nonqualified Option.

     17.  Duration and Amendments.

          17.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the disclosure to, and approval of, the Plan by the Company's stockholders. In the event that the stockholders fail to approve the Plan on or before the date 12 months after its adoption by the Board of Directors, (i) the Plan shall terminate,
(ii) any Options already granted shall be canceled and (iii) any Shares already issued under the Plan shall be repurchased by the Company at the original Exercise Price. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Section 17.2 below.

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          17.2 Right to Amend or Terminate the Plan.  The Board of
Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan that increases the number of Shares available for issuance under the Plan and/or to an individual Participant in the Plan (except as provided in Section 5.4(a)), that changes the class of persons who are eligible for participation in the Plan, that alters the exercisability provisions of the Plan, or that otherwise amends or adds a material term of the Plan subject to the shareholder approval requirements set forth in Internal Revenue Service regulations promulgated or proposed under Section 162(m) of the Code, shall (prior to the effective date thereof) be disclosed to, and subject to the approval of, the Company's stockholders.
Stockholder approval shall not be required for any other amendment of the Plan.

          17.3 Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan (except as provided in Section
17.1 above).

     18.  Execution.

          To record the adoption of the Plan by the Board of Directors effective November 15, 1995, the Company has caused its authorized officers to execute the same.

                                "Company:"
                                ACC Consumer Finance Corporation,
                                a Delaware corporation

                                By  /s/ Rocco J. Fabiano
                                  ------------------------
                                   Rocco J. Fabiano,
                                   Chairman of the Board
                                   Chief Executive Officer
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                INCENTIVE STOCK OPTION AGREEMENT
                               FOR
                ACC CONSUMER FINANCE CORPORATION

                     1995 STOCK OPTION PLAN


     A. A STOCK OPTION for a total of ______ shares of Common Stock without par value of ACC Consumer Finance, a Delaware corporation (herein the "Company") is hereby granted to ______ (herein the "Participant"), subject in all respects to the terms and provisions of the ACC Consumer Finance Corporation 1995 Employee Stock Option Plan (herein the "Plan"), dated
November 15, 1995, which has been adopted by the Company and by the shareholders of the Company and which is incorporated herein by reference and made a part of this Agreement.

     B. The Exercise Price shall be the price per share at the time of the Company's initial public offering.

     C.   This Option is exercisable as follows:

                                             Percentage
          From                To             Exercisable
          ----                --             -----------

                                                  25%
                                                  25%
                                                  25%
                                                  25%

The exercisability of the Option shall be accelerated in accordance with Section 5.4 of the Plan.

     D. This Option is intended to qualify as an incentive stock option described in Section 422(b) of the Internal Revenue Code of 1986, as amended. However, Participant acknowledges that this Option may not qualify as an incentive stock option or may become a nonqualified option in certain circumstances and ACC Consumer Finance Corporation makes no representation or warranty that the Option is qualified as an incentive stock option.

     E. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal and State securities or other law or valid regulation. The Participant, as a condition to the exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that the Participant acquires under this Option are being acquired by the Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agent.

     F. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

     G. This Option may not be exercised more than ten years from the date of its grant and may be exercised during such term only in accordance with the terms of the Plan.

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     H.   Payment of the Exercise Price may be made all or in
part with Shares which have already been owned by the Participant or his representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value (as defined in the Plan) on the date when the new Shares are purchased under the Plan.

     I. Payment of the Exercise Price may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


     Dated:

                              "Company"

                              ACC Consumer Finance Corporation,
                              a Delaware corporation


                              By:_____________________________
                                   Rocco J. Fabiano
                                   Chairman of the Board,
                                   Chief Executive Officer


          [Remainder of Page Intentionally Left Blank]
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     The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that the Participant is familiar with the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Compensation Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to the Participant any taxes required to be withheld by the Company under federal, state or local law as a result of the Participant's exercise of this Option or as a result of Participant's sale of shares of common stock acquired upon the exercise of the Option and agrees to pay in cash to the Company the amount of withholding that exceeds regular cash compensation against which such taxes can be withheld during the applicable withholding period.


     Dated:__________, 19__.


                              ------------------------------
                                   Participant -